Exhibit 32.1



                          CERTIFICATION

The undersigned as Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify that the foregoing Quarterly Report of SCIENTIFIC INDUSTRIES, INC. (the "Company"), on Form 10-Q for the period ended December 31, 2012:

	(1)	Fully complies with the requirements of Section 13 or 15
(d) of the Securities Exchange Act of 1934; and

	(2)	Fairly presents, in all material respects, the financial
condition and results of operations of the Company.





February 14, 2013



/s/ Helena R. Santos
____________________
Helena R. Santos
Chief Executive Officer and Chief Financial Officer



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.